INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Pilgrim Mutual Funds:

We consent to the use of our reports incorporated herein by reference and to the references to our firm under the heading "Financial Highlights" in the prospectuses and "Independent Auditors" in the Statement of Additional Information.


                                            /s/ KPMG LLP

Los Angeles, California
April 27, 2000
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                       CONSENT OF INDEPENDENT ACCOUNTANTS

                                   ----------

We hereby  consent to the  incorporation  by  reference  in this  Post-Effective
Amendment No. 77 to the registration statement on Form N-1A ("Registration Statement") (File Nos. 33-56094 and 811-7428) of our reports dated December 16,1999 and February 17, 2000, relating to the financial statements and financial highlights which appear in the October 31, 1999 Annual Report to shareholders of Pilgrim Mayflower Trust, and December 31, 1999 Annual Report to shareholders of Pilgrim Funds, respectively, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Auditors" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP



New York, New York
April 26, 2000